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                                                                  Exhibit 21.1

                       SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                             JURISDICTION OF INCORPORATION
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K&D MagMotor Corp.                     Delaware
SatCon Film Microelectronics, Inc.*    Delaware
HyComp Acquisition Corp.               Delaware
Ling Electronics, Inc.                 California
Ling Electronics, Ltd.                 United Kingdom

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* Doing business as "Film Microelectronics, Inc."